Exhibit 10.38
Execution Version
ASSIGNMENT AND AMENDMENT NO. 1
TO THE AMENDED AND RESTATED LICENSE AGREEMENT
THIS ASSIGNMENT AND AMENDMENT NO. 1 TO THE AMENDED AND RESTATED LICENSE AGREEMENT, (this “Assignment and Amendment”), is entered into as of [·] by and among SoftBank Group Corp., a Japanese corporation (“Licensor”), SBE Global, LP, a Delaware limited partnership (“Assignor”), and SB Energy, Inc., a Delaware corporation (“Assignee”, and each of Licensor, Assignor, and Assignee, a “Party” and, collectively, the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement (as defined below).
RECITALS
WHEREAS, on March 28, 2024, Licensor and Assignor entered into that certain Amended and Restated License Agreement (the “Agreement”) for the licensing of certain trademarks to Assignor;
WHEREAS, on June 11, 2026, Licensor and Assignor entered into a certain letter agreement (the “Letter Agreement”) to set forth a framework for the calculation of the royalties payable under the Agreement in respect of the fiscal year ending December 31, 2025;
WHEREAS, Assignor wishes to assign, and Assignee wishes to assume, all of Assignor’s rights and obligations under the Agreement, such that all references to Licensee in the Agreement shall from and after the date hereof be deemed to be references to Assignee, and Licensor consents to such assignment; and
WHEREAS, the Parties wish to amend the Agreement as set forth in this Amendment.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the Parties agree as follows:
1.Amendments. The Parties hereby agree to amend the Agreement as follows:
(a)Part Two – A of Schedule 1. The table included in Part Two – A of Schedule 1 of the Agreement shall be amended and restated in its entirety as follows:

1	“Name” means:	SB Energy, Inc.

2	“Logo” means:

3	“Trademark” means:	Marks

4	“Domains” means the following domain names:	sbenergy.com

5	Other Usages	SB ENERGY as a business name.
(b)Part Two – B of Schedule 1. Part Two – B of Schedule 1 of the Agreement shall be amended to add the following as item (vii):
(vii) SBE Global, LP

1	“Name” means:	SBE Global, LP

2	“Logo” means:

3	“Trademark” means:	Marks

4	“Domains” means the following domain names:	sbenergy.com

5	Other Usages	SB ENERGY as a business name.
(c)Schedule 2. Schedule 2 of the Agreement shall be amended as follows:
(i)the section titled “1. Amount of Royalty” shall be amended and restated in its entirety as follows:
“Royalties” means 1 % of the Gross Profit (as defined below) of each revenue-generating Permitted Affiliate or entity under the Control of a Permitted Affiliate.
“Gross Profit” means, for each applicable entity, the gross profit for the previous fiscal year, calculated on an entity-by-entity basis as:
Gross Profit = Gross Revenue minus the sum of (i) general, administrative and other project or management expenses, (ii) plant operating expenses, (iii) tax expense, (iv) depreciation, amortization and accretion, and (v) interest expense, and shall be further reduced by the Gross Profit recorded by Licensee arising from the transactions between Licensee and Licensor and/or Licensor’s Group Companies in respect of such fiscal year, as mutually agreed upon in writing (email acceptable) between the Parties.
Royalties (as calculated using the formula above) are exclusive of consumption and local consumption taxes in Japan.

In all cases, upon termination of this Agreement, the Licensee shall pay to the Licensor, by the termination date or the date specified by Licensor, at the discretion of the Licensor, either (i) the prorated Royalty, reflecting the number of days which elapsed in such fiscal year until termination, or (ii) such other amount which the Parties mutually agree in writing (email acceptable).
(ii)Clause 2.1 titled “Annual period report” of the section titled “2. Payment Terms” shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) as set forth below:
The Licensee shall report the ~~Consolidated~~ Gross Profit to the Licensor (i.e. the aggregate gross profit for the preceding fiscal year) by the last Business Day of the third week of February (and if such date is not a Business Day, the previous Business Day) using the form to be provided by the Licensor, provided that the Licensor shall have the right, upon reasonable request, to review those records of the Licensee necessary to verify the ~~Consolidated~~ Gross Profit. ~~Notwithstanding the foregoing, for the fiscal year 2023 only, the Licensee shall report the Consolidated Gross Profit to the Licensor by a date to be specified by the Licensor.~~
(d)Schedule 3. The section titled “Definitions” in Schedule 3 of the Agreement shall be amended to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:
“Business” means engaging in (a) the business of evaluating, developing, constructing, operating and investing in (i) Projects, (ii) Data Center Projects and/or (iii) otherwise in the renewable energy value chain, and (b) such other ancillary activities and businesses necessary, appropriate, proper, advisable or incidental thereto.
“Data Center Project” means any data center, data center project or data center campus and any related real property, facility, building, structure, improvement, infrastructure, utility, equipment, or other asset used or suitable for data center, cloud computing or similar digital infrastructure purposes and any related energy project, in each case, together with all associated rights, interests and appurtenances; including the provision of power, cooling, connectivity, security, network, cloud or managed services, logistics, or other resources in connection therewith. For the avoidance of doubt, references in this definition to cloud computing, similar digital infrastructure purposes, and cloud or managed services apply solely to the extent directly related to, or provided in connection with, a data center, data center project or data center campus.
2.Assignment.

(a)Effective as of the date hereof (the “Assignment Effective Date”), Assignor hereby assigns, transfers, and conveys to Assignee all of Assignor’s right, title, and interest in, to, and under the Agreement, including all rights, benefits, and privileges thereunder.
(b)As of the Assignment Effective Date, Assignee hereby (i) accepts such assignment and assumes and agrees to pay, perform, and discharge all of Assignor’s duties, liabilities, and obligations under the Agreement and (ii) agrees to be bound by the terms of the Agreement in the same manner and to the same extent as if Assignee had been an original party to the Agreement.
(c)Pursuant to Section 13 of the Agreement, Licensor hereby consents to the assignment and assumption contemplated by this Section 2.
(d)From and after the Assignment Effective Date, all references to “Licensee” in the Agreement shall be deemed to refer to Assignee.
3.Miscellaneous.
(a)The titles and subtitles used in this Assignment and Amendment are used for convenience only and are not to be considered in construing or interpreting this Assignment and Amendment.
(b)This Assignment and Amendment, together with the Agreement and the Letter Agreement, contains the entire agreement among the parties concerning the matters addressed herein, and supersedes all prior oral and written agreements, understandings, representations and warranties, and courses of conduct and dealings among the parties with respect to such subject matter.
(c)Except as expressly set out in this Assignment and Amendment, all terms, conditions and provisions of the Agreement shall continue in full force and effect.
(d)This Assignment and Amendment shall be governed by, and construed in accordance with, Japanese law, without regard to choice-of-law or conflict-of-laws provisions. Any dispute arising out of or in connection with this Assignment and Amendment shall be subject to the provisions of Section 23.2 and Section 23.3 of the Agreement.
(e)This Assignment and Amendment may be executed in any number of counterparts and by the Parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument. Electronic signature pages of this Amendment shall be considered originals.
[Signature Page follows]

IN WITNESS WHEREOF, the Parties have executed this Assignment and Amendment No. 1 to the Agreement as of the first date written above.

SOFTBANK GROUP CORP.

By:
Name:
Title:

SBE GLOBAL, L.P.

By:
Name:
Title:

SB ENERGY, INC.

By:
Name:
Title: